Exhibit 4.1

Execution Copy

SERIES 2006-1
SUPPLEMENTAL INDENTURE OF TRUST

by and between

GCO EDUCATION LOAN FUNDING TRUST-I

and

ZIONS FIRST NATIONAL BANK,

as Indenture Trustee

Authorizing the Issuance of:

$1,142,600,000
GCO Education Loan Funding Trust-I
GCO ELF Student Loan Asset-Backed Notes
Series 2006-1

Dated as of January 1, 2006

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND USE OF PHRASES		1

ARTICLE II
SERIES 2006-1 NOTE DETAILS, FORMS OF SERIES 2006-1 NOTES, REDEMPTION OF SERIES 2006-1 NOTES AND USE OF PROCEEDS OF SERIES 2006-1 NOTES

Section 2.01.	Series 2006-1 Note Details	5
Section 2.02.	Principal Reduction Payments on the Series 2006-1 Notes	8
Section 2.03.	Delivery of Series 2006-1 Notes	12
Section 2.04.	Trustee’s Authentication Certificate	12
Section 2.05.	Deposit of Series 2006-1 Note Proceeds and Additional Deposit	12
Section 2.06.	Forms of Series 2006-1 Notes	12
Section 2.07.	Conditions Precedent	13
Section 2.08.	Issuer Covenants with Respect to Principal Reduction Payments	13

ARTICLE III
FUNDS AND ACCOUNTS

Section 3.01.	Acquisition Fund	13

ARTICLE IV
ADDITIONAL COVENANTS

Section 4.01.	Additional Covenants with respect to FFELP Loans	14
Section 4.02.	Additional Covenants with respect to Investment Securities	14

ARTICLE V
AMENDMENTS TO SUPPLEMENTAL INDENTURES

Section 5.01.	Amendment to Definition of “Business Day” contained in each of the Series 2003-1 Supplemental Indenture, the Series 2003-2 Supplemental Indenture, the Series 2005-1 Supplemental Indenture and the Series 2005-2 Supplemental Indenture	14

ARTICLE VI
GENERAL PROVISIONS

Section 6.01.	Date of Execution	15
Section 6.02.	Laws Governing	15
Section 6.03.	Severability	15
Section 6.04.	Exhibits and Appendices	15
Section 6.05.	Limitation of Liability of the Delaware Trustee	15

ARTICLE VII

APPLICABILITY OF INDENTURE		15

APPENDIX A TARGETED BALANCES FOR THE LIBOR RATE NOTES	1
EXHIBIT A FORM OF SENIOR LIBOR FLOATING RATE SECURITIES	1
EXHIBIT B SERIES 2006-1 CLOSING CASH FLOW PROJECTIONS	8

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SERIES 2006-1 SUPPLEMENTAL INDENTURE OF TRUST

THIS SERIES 2006-1 SUPPLEMENTAL INDENTURE OF TRUST (this “Supplemental Indenture”), dated as of January 1, 2006, is by and between GCO EDUCATION LOAN FUNDING TRUST-I, a Delaware statutory trust (the “Issuer”), and ZIONS FIRST NATIONAL BANK, a national banking association (together with its successors, the “Indenture Trustee”), as Indenture Trustee hereunder (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

W I T N E S S E T H :

WHEREAS, the Issuer has previously entered into an Indenture of Trust, dated as of March 1, 2003 (the “Indenture”), among the Issuer, the Indenture Trustee and Zions First National Bank, as Eligible Lender Trustee, as amended and supplemented by a Series 2003-1 Supplemental Indenture of Trust, dated as of March 1, 2003 (the “Series 2003-1 Supplemental Indenture”), between the Issuer and the Indenture Trustee, a Series 2003-2 Supplemental Indenture of Trust, dated as of September 1, 2003 (the “Series 2003-2 Supplemental Indenture”), between the Issuer and the Indenture Trustee, a Third Supplemental Indenture, dated as of December 1, 2004 (the “Third Supplemental Indenture”), between the Issuer and the Indenture Trustee, a Series 2005-1 Supplemental Indenture of Trust, dated as of March 1, 2005 (the “Series 2005-1 Supplemental Indenture”), between the Issuer and the Indenture Trustee and a Series 2005-2 Supplemental Indenture of Trust, dated as of November 1, 2005 (the Series 2005-2 Supplemental Indenture”), between the Issuer and the Indenture Trustee; and

WHEREAS, the Issuer desires to enter into this Supplemental Indenture in order to issue Notes pursuant to the terms of the Indenture, including Section 2.09 thereof; and

WHEREAS, the Issuer represents that it is duly created as a statutory trust under the laws of the State of Delaware and that by proper action it has duly authorized the issuance of $1,142,600,000 of its GCO ELF Student Loan Asset-Backed Notes, Series 2006-1, consisting of seven classes designated as Senior Class 2006-1 (the “Series 2006-1 Notes”), and it has by proper action authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, the Series 2006-1 Notes constitute Notes as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth;

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND USE OF PHRASES

All words and phrases defined in the Indenture shall have the same meaning in this Supplemental Indenture, except as otherwise appears in this Article.  In addition, the following terms have the following meanings in this Supplemental Indenture unless the context clearly requires otherwise:

“Agent Member” means a member of, or participant in, the Securities Depository.

“Authorized Denominations” means for purposes of the LIBOR Rate Notes, $100,000 and any integral multiple of $1,000.

“Business Day” means (a) for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business and (b) for all other purposes, any day other than a Saturday, Sunday, holiday or other day on which banks located in New York, New York or the city in which the principal office of the Indenture Trustee is located are authorized or permitted by law or executive order to close.

“Class A-7L Notes” means the $90,000,000 GCO Education Loan Funding Trust-I, GCO ELF Student Loan Asset-Backed Notes, Series 2006-1, Senior Class A-7L LIBOR Floating Rate.

“Class A-8L Notes” means the $372,000,000 GCO Education Loan Funding Trust-I, GCO ELF Student Loan Asset-Backed Notes, Series 2006-1, Senior Class A-8L LIBOR Floating Rate.

“Class A-9L Notes” means the $143,000,000 GCO Education Loan Funding Trust-I, GCO ELF Student Loan Asset-Backed Notes, Series 2006-1, Senior Class A-9L LIBOR Floating Rate.

“Class A-10L Notes” means the $234,000,000 GCO Education Loan Funding Trust-I, GCO ELF Student Loan Asset-Backed Notes, Series 2006-1, Senior Class A-10L LIBOR Floating Rate.

“Class A-11L Notes” means the $303,600,000 GCO Education Loan Funding Trust-I, GCO ELF Student Loan Asset-Backed Notes, Series 2006-1, Senior Class A-11L LIBOR Floating Rate.

“Closing Date” means, with respect to the Series 2006-1 Notes, January 18, 2006.

“Ending Balance Factor” means, with respect to a class of the LIBOR Rate Notes, for any given day, the number calculated by dividing the unpaid principal balance of the Outstanding LIBOR Rate Notes of such class (after any Principal Reduction Payments are made), by the original principal balance of the LIBOR Rate Notes of such class, and rounding the result to nine decimal places.

“Interest Accrual Period” means, with respect to the LIBOR Rate Notes, initially, the period commencing on the Closing Date, to but not including May 25, 2006, and thereafter, with respect to each Quarterly Distribution Date, the period beginning on the prior Quarterly Distribution Date and ending on the day immediately preceding such Quarterly Distribution Date.

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“LIBOR” means, with respect to any Interest Accrual Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date as determined by the Indenture Trustee or its agent.  If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of three months and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks.  The Indenture Trustee will request the principal London office of each Reference Bank identified to it by the Administrator to provide a quotation of its rate.  If at least two Reference Banks provide quotations, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two Reference Banks provide quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having a maturity of three months and in a principal amount of not less than U.S. $1,000,000.  If the banks selected as described above are not providing quotations, the LIBOR in effect for the applicable Interest Accrual Period will be the LIBOR in effect for the previous Interest Accrual Period.

“LIBOR Determination Date” means, for each Interest Accrual Period for the LIBOR Rate Notes, the second Business Day before the beginning of that Interest Accrual Period.

“LIBOR Rate Notes” means, collectively, the Class A-7L Notes, the Class A-8L Notes, the Class A-9L Notes, the Class A-10L Notes and the Class A-11L Notes.

“Principal Reduction Payment” means, with respect to a class of the LIBOR Rate Notes, a payment of principal on such class of the LIBOR Rate Notes prior to the Stated Maturity thereof.

“Principal Reduction Payment Date” means each Quarterly Distribution Date on which a Principal Reduction Payment is made with respect to a class of the LIBOR Rate Notes.

“Quarterly Distribution Date” means the 25th day of February, May, August and November, or, if such day is not a Business Day, the immediately succeeding Business Day, commencing on May 25, 2006.

“Redemption Account” means the Redemption Account established within the Acquisition Fund pursuant to the Series 2003-1 Supplemental Indenture (as amended by Article IV of the Series 2003-2 Supplemental Indenture) and Section 3.01 hereof.

“Reference Banks” means, with respect to a determination of LIBOR for any Interest Accrual Period by the Indenture Trustee, four major banks in the London interbank market selected by the Administrator.

“Regular Record Date” means, for purposes of the LIBOR Rate Notes, the Business Day prior to the Quarterly Distribution Date.

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“Reserve Fund Requirement” means 0.75% of the aggregate amount of the Series 2006-1 Notes Outstanding; provided, however, that so long as any Series 2006-1 Notes remain Outstanding there shall be at least $1,500,000 on deposit in the Reserve Fund.  Further, such percentage and amount may be changed upon satisfaction of the Rating Agency Condition and receipt of a Rating Confirmation.

“Series 2003-1 Notes” means the GCO Education Loan Funding Trust-I, GCO ELF Student Loan Asset-Backed Notes, Series 2003-1 issued pursuant to the Series 2003-1 Supplemental Indenture in the aggregate principal amount of $220,000,000.

“Series 2003-1 Supplemental Indenture” means the Series 2003-1 Supplemental Indenture of Trust, dated as of March 1, 2003, between the Issuer and the Indenture Trustee.

“Series 2003-2 Notes” means the GCO Education Loan Funding Trust-I, GCO ELF Student Loan Asset-Backed Notes, Series 2003-2 issued pursuant to the Series 2003-2 Supplemental Indenture in the aggregate principal amount of $200,000,000.

“Series 2003-2 Supplemental Indenture” means the Series 2003-2 Supplemental Indenture of Trust, dated as of September 1, 2003, between the Issuer and the Indenture Trustee.

“Series 2005-1 Notes” means the GCO Education Loan Funding Trust-I, GCO ELF Student Loan Asset-Backed Notes, Series 2005-1 issued pursuant to the Series 2005-1 Supplemental Indenture in the aggregate principal amount of $500,000,000.

“Series 2005-1 Supplemental Indenture” means the Series 2005-1 Supplemental Indenture of Trust, dated as of March 1, 2005, between the Issuer and the Indenture Trustee.

“Series 2005-2 Notes” means the GCO Education Loan Funding Trust-I, GCO ELF Student Loan Asset-Backed Notes, Series 2005-2 issued pursuant to the Series 2005-1 Supplemental Indenture in the aggregate principal amount of $630,000,000.

“Series 2005-2 Supplemental Indenture” means the Series 2005-2 Supplemental Indenture of Trust, dated as of November 1, 2005, between the Issuer and the Indenture Trustee.

“Series 2006-1 Acquisition Account” means the Series 2006-1 Acquisition Account established within the Acquisition Fund pursuant to Section 3.01 hereof.

“Series 2006-1 Notes” means the GCO Education Loan Funding Trust-I, GCO ELF Student Loan Asset-Backed Notes, Series 2006-1 issued pursuant to this Supplemental Indenture in the aggregate principal amount of $1,142,600,000, consisting of the Class A-7L Notes, the Class A-8L Notes, the Class A-9L Notes, the Class A-10L Notes and the Class A-11L Notes.

“Targeted Amortization Schedule” means, with respect to a class of the LIBOR Rate Notes, the Schedule set forth as Appendix A to this Supplemental Indenture for Principal Reduction Payments on such class of the LIBOR Rate Notes prior to Stated Maturity thereof to the extent moneys are available for such purpose in the Redemption Account of the Acquisition Fund.

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“Telerate Page 3750” means the display page so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Third Supplemental Indenture” means the Third Supplemental Indenture of Trust, dated as of December 1, 2004, between the Issuer and the Indenture Trustee.

Words importing the masculine gender include the feminine gender.  Words importing persons include firms, associations and corporations.  Words importing the singular number include the plural number and vice versa.  Additional terms are defined in the body of this Supplemental Indenture and the Appendices hereto.

In the event that any term or provision contained herein with respect to the Series 2006-1 Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplemental Indenture shall govern.

ARTICLE II

SERIES 2006-1 NOTE DETAILS,
FORMS OF SERIES 2006-1 NOTES,
REDEMPTION OF SERIES 2006-1 NOTES
AND USE OF PROCEEDS OF SERIES 2006-1 NOTES

Section 2.01.  Series 2006-1 Note Details.  The aggregate principal amount of the Series 2006-1 Notes which may be initially authenticated and delivered under this Supplemental Indenture is limited to, and shall be individually issued in five separate classes consisting of $90,000,000 of Class A-7L Notes, $372,000,000 of Class A-8L Notes, $143,000,000 of Class A-9L Notes, $234,000,000 of Class A-10L Notes and $303,600,000 of Class A-11L Notes, except for Series 2006-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Sections 2.03 and 2.04 of the Indenture.  The Series 2006-1 Notes shall be issuable only as fully registered notes in the Authorized Denominations.  The Series 2006-1 Notes of each class shall each be lettered “R” and shall be numbered separately from 1 upwards, respectively.  The Series 2006-1 Notes constitute Senior Notes.

The Class A-7L Notes, the Class A-8L Notes, the Class A-9L Notes, the Class A-10L Notes the Class A-11L Notes (collectively, the “LIBOR Rate Notes”) shall be dated the Closing Date and shall bear interest from the Closing Date, payable on each Quarterly Distribution Date, except that LIBOR Rate Notes which are reissued upon transfer, exchange or other replacement shall bear interest from the most recent Quarterly Distribution Date to which interest has been paid, or if no interest has been paid, from the Closing Date.  The Class A-7L Notes shall bear interest for each Interest Accrual Period, other than the first Interest Accrual Period, at a per annum rate equal to LIBOR, plus 0.03%.  The interest rate on the Class A-7L Notes for the first Interest Accrual Period shall be 4.68436%.  The Class A-8L Notes shall bear interest for each Interest Accrual Period, other than the first Interest Accrual Period, at a per annum rate equal to LIBOR, plus 0.13%.  The interest rate on the Class A-8L Notes for the first Interest Accrual Period shall be 4.78436%.  The Class A-9L Notes shall bear interest for each Interest Accrual Period, other than the first Interest Accrual Period, at a per annum rate equal to LIBOR, plus

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0.16%.  The interest rate on the Class A-9L Notes for the first Interest Accrual Period shall be 4.81436%.  The Class A-10L Notes shall bear interest for each Interest Accrual Period, other than the first Interest Accrual Period, at a per annum rate equal to LIBOR, plus 0.19%.  The interest rate on the Class A-10L Notes for the first Interest Accrual Period shall be 4.84436%.  The Class A-11L Notes shall bear interest for each Interest Accrual Period, other than the first Interest Accrual Period, at a per annum rate equal to LIBOR, plus 0.23%.  The interest rate on the Class A-11L Notes for the first Interest Accrual Period shall be 4.88436%.  Interest payable on the LIBOR Rate Notes shall be computed on the assumption that each year contains 360 days and actual days elapsed and rounding the resultant figure to the fifth decimal place.  The Class A-7L Notes shall mature, subject to Principal Reduction Payments, on May 25, 2022 (the Class A-7L Notes’ “Stated Maturity”).  The Class A-8L Notes shall mature, subject to Principal Reduction Payments, on May 25, 2025 (the Class A-8L Notes’ “Stated Maturity”).  The Class A-9L Notes shall mature, subject to Principal Reduction Payments, on May 25, 2026 (the Class A-9L Notes’ “Stated Maturity”).  The Class A-10L Notes shall mature, subject to Principal Reduction Payments, on February 27, 2028 (the Class A-10L Notes’ “Stated Maturity”).  The Class A-11L Notes shall mature, subject to Principal Reduction Payments, on May 25, 2036 (the Class A-11L Notes’ “Stated Maturity”).

The principal of the Series 2006-1 Notes due at Stated Maturity or redemption in whole shall be payable at the Corporate Trust Office of the Indenture Trustee, or such other location as directed by the Indenture Trustee, or at the principal office of its successor in trust upon presentation and surrender of the Series 2006-1 Notes.  Payment of interest and principal paid subject to a redemption on any Series 2006-1 Note shall be made to the Noteholder thereof by check or draft mailed on the Payment Date by the Indenture Trustee to the Noteholder at his address as it last appears on the registration books kept by the Indenture Trustee at the close of business on the Regular Record Date for such Payment Date, but any such interest not so timely paid or duly provided for shall cease to be payable to the Noteholder thereof at the close of business on the Regular Record Date and shall be payable to the Noteholder thereof at the close of business on a special record date (a “Special Record Date”) for the payment of any such defaulted interest.  Such Special Record Date shall be fixed by the Indenture Trustee whenever moneys become available for payment of the defaulted interest, and notice of such Special Record Date shall be given to the Noteholders of the Series 2006-1 Notes not less than 10 days prior thereto by first-class mail to each such Noteholder as shown on the Indenture Trustee’s registration books on the date selected by the Indenture Trustee, stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest.  Payment of interest to the Securities Depository or its nominee shall, and at the written request addressed to the Indenture Trustee of any other Noteholder owning at least $1,000,000 principal amount of the Series 2006-1 Notes, payments of interest shall, be paid by wire transfer within the United States to the bank account number filed no later than the Regular Record Date or Special Record Date with the Indenture Trustee for such purpose.  All payments on the Series 2006-1 Notes shall be made in lawful money of the United States of America.

(a)                                  Except as otherwise provided in this Section, the Series 2006-1 Notes in the form of one global note for each Stated Maturity date shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Initially, each Series 2006-1 Note shall be registered in the name of CEDE & CO., as the

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nominee of The Depository Trust Company.  Except as provided in subsection (d) of this Section, the Series 2006-1 Notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository.  Each global note shall bear a legend substantially to the following effect: “Except as otherwise provided in the Indenture, this global note may be transferred, in whole but not in part, only to another nominee of the Securities Depository, as defined in the Indenture, or to a successor Securities Depository or to a nominee of a successor Securities Depository.”

(b)                                 Except as otherwise provided herein, the Issuer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository or any Agent Member with respect to any beneficial ownership interest in the Series 2006-1 Notes; (ii) the delivery to any Agent Member, beneficial owner of the Series 2006-1 Notes or other Person, other than the Securities Depository, of any notice with respect to the Series 2006-1 Notes; or (iii) the payment to any Agent Member, beneficial owner of the Series 2006-1 Notes or other Person, other than the Securities Depository, of any amount with respect to the principal of or interest on the Series 2006-1 Notes.  So long as the certificates for the Series 2006-1 Notes issued under this Supplemental Indenture are not issued pursuant to paragraph (c) of this Section the Issuer and the Indenture Trustee may treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of the Series 2006-1 Notes for all purposes whatsoever, including, without limitation, (A) the payment of principal of and interest on such Series 2006-1 Notes, (B) giving notices of redemption and other matters with respect to such Series 2006-1 Notes, and (C) registering transfers with respect to such Series 2006-1 Notes.  In connection with any notice or other communication to be provided to the Noteholders pursuant to this Supplemental Indenture by the Issuer or the Indenture Trustee with respect to any consent or other action to be taken by the Noteholders, the Issuer or the Indenture Trustee, as the case may be, shall establish a record date for such consent or other action and, if the Securities Depository shall hold all of the Series 2006-1 Notes, give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.  Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Noteholder.

(c)                                  If at any time the Securities Depository notifies the Issuer and the Indenture Trustee that it is unwilling or unable to continue as Securities Depository with respect to any or all of the Series 2006-1 Notes or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, paragraphs (a) and (b) of this Section shall no longer be applicable and the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Series 2006-1 Notes as provided below.  In addition, the Issuer may determine at any time that the Series 2006-1 Notes shall no longer be represented by global certificates and that the provisions of paragraphs (a) and (b) of this Section shall no longer apply to the Series 2006-1 Notes.  In

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such event, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Series 2006-1 Notes as provided below.  Certificates for the Series 2006-1 Notes issued in exchange for a global certificate pursuant to this subsection shall be registered in such names and authorized denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct in writing to the Issuer and the Indenture Trustee, and upon which written instructions the Indenture Trustee may rely without investigation.  The Indenture Trustee shall promptly deliver such certificates representing the Series 2006-1 Notes to the Persons in whose names such Notes are so registered.

Section 2.02.  Principal Reduction Payments on the Series 2006-1 Notes.

(a)                                  Principal Reduction Payments on LIBOR Rate Notes.

(i)                                     Each class of the LIBOR Rate Notes shall receive reductions of principal pursuant to Principal Reduction Payments to be made on Quarterly Distribution Dates from amounts on deposit in the Redemption Account of the Acquisition Fund for such purpose in an amount up to, but not greater than, the amount needed to reduce the outstanding balance of such class of the LIBOR Rate to its Targeted Balance set forth in Appendix A hereto for such Quarterly Distribution Date.  If any Principal Reduction Payments on the Class A-1L Notes, the Class A-2L Notes, the Class A-3L Notes, the Class A-4L Notes, the Class A-5L Notes, the Class A-6L Notes, the Class A-7L Notes, the Class A-8L Notes, the Class A-9L Notes, the Class A-10L Notes or the Class A-11L Notes are to be made on the same Quarterly Distribution Dates, the Principal Reduction Payments will be made, first, on the Class A-1L Notes until the Class A-1L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2003-2 Supplemental Indenture for such Quarterly Distribution Date, second, on the Class A-2L Notes until the Class A-2L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2005-1 Supplemental Indenture for such Quarterly Distribution Date, third, on the Class A-3L Notes until the Class A-3L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2005-1 Supplemental Indenture for such Quarterly Distribution Date, fourth, on the Class A-4L Notes until the Class A-4L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2005-2 Supplemental Indenture for such Quarterly Distribution Date, fifth, on the Class A-5L Notes until the Class A-5L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2005-2 Supplemental Indenture for such Quarterly Distribution Date, sixth, on the Class A-6L Notes until the Class A-6L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2005-2 Supplemental Indenture for such Quarterly Distribution Date, seventh, on the Class A-7L Notes until the Class A-7L Notes have been reduced to their Targeted Balance set forth in Appendix A hereto for such Quarterly Distribution Date, eighth, on the Class A-8L Notes until the Class A-8L Notes have been reduced to their Targeted Balance set forth in Appendix A hereto for such Quarterly Distribution Date, ninth, on the Class A-9L Notes until the Class A-9L Notes have been reduced to their Targeted Balance set

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forth in Appendix A hereto for such Quarterly Distribution Date tenth, on the Class A-10L Notes until the Class A-10L Notes have been reduced to their Targeted Balance set forth in Appendix A hereto for such Quarterly Distribution Date and eleventh, on the Class A-11L Notes until the Class A-11L Notes have been reduced to their Targeted Balance set forth in Appendix A hereto for such Quarterly Distribution Date.  Preferably five, but not less than two Business Days prior to each Quarterly Distribution Date, the Indenture Trustee shall send the Securities Depository written notice with respect to the dollar amount per $1,000 original principal amount thereof, that the Indenture Trustee will be paying to the Securities Depository on the Quarterly Distribution Date for each class of the LIBOR Rate Notes.  The Indenture Trustee may, to the extent necessary to avoid payments of fractional cents, reduce scheduled payments by up to $1,000 for each class of the LIBOR Rate Notes.  To the extent the Indenture Trustee effects any such reduction, such amount shall be carried over to the next scheduled Principal Reduction Payment Date for that class of the LIBOR Rate Notes.  Such notices, which shall clearly indicate that they relate to a reduction of principal, shall contain the Ending Balance Factor and the Indenture Trustee contact’s name and telephone number, shall be sent by facsimile (or such other method designated by the Securities Depository) to the Securities Depository’s Dividend Department.  Failure to make a Principal Reduction Payment on a class of the LIBOR Rate Notes in the amount set forth in the Targeted Amortization Schedule on the Principal Reduction Payment Date shall not constitute an Event of Default under this Indenture.

(ii)                                  Notwithstanding subsection (a)(i) of this Section or as provided in a subsequent Supplemental Indenture, if no Senior Notes (other than Senior Notes subject to Principal Reduction Payments) remain outstanding, the LIBOR Rate Notes and any other Senior Notes subject to Principal Reduction Payments are subject to additional reductions of principal pursuant to Principal Reduction Payments to be made on Quarterly Distribution Dates from any amounts remaining on deposit in the Redemption Account of the Acquisition Fund after making the Principal Reduction Payments required pursuant to subsection (a)(i) of this Section.  Any such amounts remaining on deposit in the Redemption Account of the Acquisition Fund shall be used to further reduce the outstanding principal amount of any Senior Notes, which may include the LIBOR Rate Notes, subject to Principal Reduction Payments on the next succeeding Quarterly Distribution Date to their Targeted Balances for such succeeding Quarterly Distribution Date.  If the outstanding principal amount of all Senior Notes subject to Principal Reduction Payments on such succeeding Quarterly Distribution Date have been reduced to their Targeted Balances for that succeeding Quarterly Distribution Date, then any such amounts remaining on deposit in the Redemption Account of the Acquisition Fund shall be used to further reduce the outstanding principal amount of any Senior Notes, which may include the LIBOR Rate Notes, subject to Principal Reduction Payments on the next succeeding Quarterly Distribution Date until they have been reduced to their Targeted Balances for such next succeeding Quarterly Distribution Date, and the Trustee shall continue this process until the outstanding principal amount of all Senior Notes subject to

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Principal Reduction Payments have been reduced to zero.  If any Principal Reduction Payments on the Class A-1L Notes, the Class A-2L Notes, the Class A-3L Notes, the Class A-4L Notes, the Class A-5L Notes, the Class A-6L Notes, the Class A-7L Notes, the Class A-8L Notes, the Class A-9L Notes, the Class A-10L Notes or the Class A-11L Notes are to be made on the same Quarterly Distribution Dates, the Principal Reduction Payments will be made, first, on the Class A-1L Notes until the Class A-1L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2003-2 Supplemental Indenture for such Quarterly Distribution Date, second, on the Class A-2L Notes until the Class A-2L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2005-1 Supplemental Indenture for such Quarterly Distribution Date, third, on the Class A-3L Notes until the Class A-3L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2005-1 Supplemental Indenture for such Quarterly Distribution Date, fourth, on the Class A-4L Notes until the Class A-4L notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2005-2 Supplemental Indenture for such Quarterly Distribution Date, fifth, on the Class A-5L Notes until the Class A-5L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2005-2 Supplemental Indenture for such Quarterly Distribution Date, sixth, on the Class A-6L Notes until the Class A-6L Notes have been reduced to their Targeted Balance set forth in Appendix B to the Series 2005-2 Supplemental Indenture for such Quarterly Distribution Date, seventh, on the Class A-7L Notes until the Class A-7L Notes have been reduced to their Targeted Balance set forth in Appendix A hereto for such Quarterly Distribution Date, eighth, on the Class A-8L Notes until the Class A-8L Notes have been reduced to their Targeted Balance set forth in Appendix A hereto for such Quarterly Distribution Date, ninth, on the Class A-9L Notes until the Class A-9L Notes have been reduced to their Targeted Balance set forth in Appendix A hereto for such Quarterly Distribution Date, tenth, on the Class A-10L Notes until the Class A-10L Notes have been reduced to their Targeted Balance set forth in Appendix A hereto for such Quarterly Distribution Date and eleventh, on the Class A-11L Notes until the Class A-11L Notes have been reduced to their Targeted Balance set forth in Appendix A hereto for such Quarterly Distribution Date.

(iii)                               Principal Reduction Payments on the LIBOR Rate Notes will be made on a pro rata basis within each class of the LIBOR Rate Notes receiving Principal Reduction Payments and subsequent to each Principal Reduction Payment, each LIBOR Rate Note will be outstanding in a fractional amount of its original principal amount.

(iv)                              Notice of Principal Reduction.  Preferably five, but not less than two Business Days prior to each Principal Reduction Payment Date, the Indenture Trustee shall cause notice of any reduction pursuant to clause (i) or (ii) of this subsection (a) to be given by mailing a copy of the notice by first class mail to the Administrator and Noteholder of any LIBOR Rate Notes designated for reduction in whole or in part, at their address as the same shall last appear upon the

10

registration books on the reduction date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction of such LIBOR Rate Notes.

(b)                                 Optional Redemption or Purchase.

(i)                                     Optional Redemption or Purchase of Series 2006-1 Notes.  Subject to the provisions of Section 2.02(c) hereof, the Series 2006-1 Notes are subject to redemption or purchase at the option of the Issuer exercised by an Issuer Order, in whole only, on any Payment Date on which the aggregate current principal balance of all the Notes issued under the Indenture is less than or equal to 10% of the initial aggregate principal balance of all the Notes issued under the Indenture on their respective Closing Date, at a redemption price equal to (A) the principal balance plus accrued interest to the date fixed for redemption and (B) any Carry-over Amount and any interest accrued on any Carry-over Amount to the date fixed for redemption, from the proceeds of funds received by the Indenture Trustee and deposited in the Revenue Fund, the Acquisition Fund and the Reserve Fund.  On the Payment Date fixed for redemption or purchase in such Issuer Order (which Issuer Order shall be received by the Indenture Trustee not less then 16 days prior to such redemption), the Issuer shall deposit or cause to be deposited in or transferred to the Redemption Account of the Acquisition Fund (from the Revenue Fund) an amount sufficient to redeem all of the Notes, less amounts on deposit in the Reserve Fund.  On such redemption date the Indenture Trustee shall transfer amounts in the Reserve Fund to the Redemption Account of the Acquisition Fund and effect the redemption of all the Notes.

(ii)                                  Notice of Redemption and Purchase.  The Indenture Trustee shall cause notice of any redemption or purchase pursuant to Section 2.02(b)(i) hereof to be given by mailing a copy of the notice by first-class mail to the Administrator and the Noteholder of any Series 2006-1 Notes designated for redemption or purchase in whole or in part, at their address as the same shall last appear upon the registration books, in each case not less than 15 days prior to the redemption or purchase date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption or purchase of such Series 2006-1 Notes for which no such failure or defect occurs.

(c)                                  Partial Redemption.  All of the Senior Notes shall be redeemed prior to redemption of any Subordinate Notes; provided, however, upon the Indenture Trustee’s receipt of an Issuer Order certifying that the ratio of the Value of the Trust Estate to the Value of the Senior Notes and the Subordinate Notes then Outstanding exceeds 101.50% and the ratio of the Value of the Trust Estate to the Value of the Senior Notes then Outstanding exceeds 104.00%, or such other percentages that satisfy the Rating Agency Condition, the Indenture Trustee shall redeem Subordinate Notes while Senior Notes remain Outstanding until the Value of the Trust Estate to the Value of the Notes equals the percentages described in this sentence after giving effect to the redemption of Subordinate Notes.  The Indenture Trustee may conclusively rely upon such certification without duty to know, determine or further examine such Issuer Order.

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Section 2.03.  Delivery of Series 2006-1 Notes.  Upon the execution and delivery of this Supplemental Indenture, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Series 2006-1 Notes and deliver the Series 2006-1 Notes to The Depository Trust Company; provided, however, prior to the delivery by the Indenture Trustee of any of the Series 2006-1 Notes, there shall have been filed with or delivered to the Indenture Trustee the following:

(a)                                  an Issuer Order authorizing the execution and delivery of this Supplemental Indenture and the issuance of the Series 2006-1 Notes;

(b)                                 duly executed copies of this Supplemental Indenture and a copy of the Indenture; and

(c)                                  rating letters from each Rating Agency stating (i) that the Series 2006-1 Notes have been rated “AAA” by Fitch and S&P and “Aaa” by Moody’s; and (ii) that the issuance of the Series 2006-1 Notes will not adversely affect the ratings assigned to the Series 2003-1 Notes, the Series 2003-2 Notes, the Series 2005-1 Notes or the Series 2005-2 Notes or that the ratings on the Series 2003-1 Notes, the Series 2003-2 Notes, the Series 2005-1 Notes or the Series 2005-2 Notes have been confirmed.

Section 2.04.  Trustee’s Authentication Certificate.  The Indenture Trustee’s authentication certificate upon the Series 2006-1 Notes shall be substantially in the forms provided in Exhibit A.  No Series 2006-1 Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Indenture Trustee; and such certificate of the Indenture Trustee upon any Series 2006-1 Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder.  The Indenture Trustee’s certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Indenture Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Series 2006-1 Notes issued hereunder.

Section 2.05.  Deposit of Series 2006-1 Note Proceeds and Additional Deposit              .  Upon the issuance and delivery of the Series 2006-1 Notes, the Indenture Trustee shall deposit the net proceeds thereof (i.e., net of Underwriters’ discount of $3,999,100):

(a)                                  an amount equal to $1,130,220,244 shall be deposited to the Series 2006-1 Acquisition Account; and

(b)                                 an amount equal to $8,380,656 shall be deposited to the Reserve Fund.

Simultaneously with the deposit of the Series 2006-1 Note proceeds, the Indenture Trustee shall deposit $88,999,100.00 (received by wire transfer from Zions First National Bank, as Collateral Agent, for the GCO SLIMS TRUST I) to the Series 2006-1 Acquisition Account.

Section 2.06.  Forms of Series 2006-1 Notes.  The LIBOR Rate Notes shall be in substantially the form set forth in Exhibit A hereto, with such variations, omissions and insertions as may be necessary.

12

Section 2.07.  Conditions Precedent.  Each of the Series 2006-1 Notes shall be executed, authenticated and delivered on the Closing Date for such Series 2006-1 Notes set forth herein subject to the satisfaction of the conditions precedent set forth in Section 2.09 of the Original Indenture and Section 2.03 hereof.

Section 2.08.  Issuer Covenants with Respect to Principal Reduction Payments.  No additional Notes may be issued by the Issuer which have Principal Reduction Payments or, except as provided in this Section, Stated Maturities (or mandatory sinking fund payments) prior to May 25, 2022 which are payable prior to the Principal Reduction Payments on the LIBOR Rate Notes; provided, however, the Issuer may issue additional Notes with Principal Reduction Payments which are payable concurrently with the Principal Reduction Payments on the LIBOR Rate Notes or additional Notes with Stated Maturities (or mandatory sinking fund payments) prior to May 25, 2022, if the Issuer reasonably determines, on the date of issuance of such additional Notes, that the issuance of such additional Notes will not adversely affect the sufficiency of the amounts directed to make Principal Reduction Payments on the LIBOR Rate Notes in accordance with the Targeted Balances set forth on Appendix A hereto.

ARTICLE III

FUNDS AND ACCOUNTS

Section 3.01.  Acquisition Fund.  The Indenture Trustee is hereby directed to establish an Account within the Acquisition Fund to be known as the “Series 2006-1 Acquisition Account.”  The Indenture Trustee shall deposit the proceeds described in Section 2.05(a) hereof to the Series 2006-1 Acquisition Account on the Closing Date.  Moneys in the Series 2006-1 Acquisition Account shall be used as described in Section 5.02 of the Indenture.  On January 1, 2007, or such later date consented to by the Rating Agencies rating the Notes, any proceeds of the Series 2006-1 Notes remaining in the Series 2006-1 Acquisition Account shall be transferred to the Redemption Account and the Series 2006-1 Acquisition Account shall be closed.

The Indenture Trustee is hereby directed to continue the Redemption Account of the Acquisition Fund established pursuant to Section 3.01 of the Series 2003-1 Supplemental Indenture.  On and after January 1, 2007, or such later date consented to by the Rating Agencies rating the Notes, all Recoveries of Principal deposited to the Series 2006-1 Acquisition Account shall be transferred to the Redemption Account.  In addition, any amounts permitted to be transferred to the Redemption Account from the Revenue Fund pursuant to Section 5.03(b) of the Indenture shall be deposited to the Redemption Account.  Moneys in the Redemption Account shall be used (i) first, to make the next scheduled Principal Reduction Payments on Notes pursuant to the provisions of the Supplemental Indentures authorizing such Notes (or to retain therein an amount sufficient to make such next Principal Reduction Payments), second, to mandatorily redeem Notes pursuant to the provisions of the Supplemental Indentures authorizing such Notes and, third, to make additional Principal Reduction Payments on Notes pursuant to the provisions of the Supplemental Indentures authorizing such Notes or (ii) as otherwise directed in a Supplemental Indenture.

13

ARTICLE IV

ADDITIONAL COVENANTS

Section 4.01.  Additional Covenants with respect to FFELP Loans.  If, after any reauthorization or amendment of the Higher Education Act, loans authorized thereunder, including, without limitation, their benefits, any provisions, or the servicing thereof, are materially different from loans so authorized prior to such reauthorization or amendment, such loans authorized after such reauthorization or amendment shall not constitute FFELP Loans unless a Rating Confirmation is obtained.

Section 4.02.  Additional Covenants with respect to Investment Securities.  In addition to the requirements set forth in the definition of “Eligible Investments” contained in the Indenture, any Eligible Investment with a maturity of three months or greater must also have a Moody’s rating of “Prime-1.”  Eligible Investments with maturities of one month or less must have a Moody’s rating of at least “A2” or “Prime-1.”

ARTICLE V

AMENDMENTS TO SUPPLEMENTAL INDENTURES

Section 5.01.  Amendment to Definition of “Business Day” contained in each of the Series 2003-1 Supplemental Indenture, the Series 2003-2 Supplemental Indenture, the Series 2005-1 Supplemental Indenture and the Series 2005-2 Supplemental Indenture.

(a)                                  The definition of “Business Day” in Section 1.01 of the Series 2003-1 Supplemental Indenture, the Series 2003-2 Supplemental Indenture, the Series 2005-1 Supplemental Indenture and the Series 2005-2 Supplemental Indenture is hereby amended and restated as follows:

“Business Day” means (a) for purposes of the LIBOR Rate Notes, (i) for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business and (ii) for all other purposes, any day other than a Saturday, Sunday, holiday or other day on which banks located in New York, New York or the city in which the principal office of the Indenture Trustee is located are authorized or permitted by law or executive order to close; and (b) for purposes of the Auction Rate Securities, the definition of “Business Day” set forth in Appendix A hereto.

(b)                                 The definition of “Business Day” in Appendix A—Certain Terms and Provisions of the Auction Rate Securities of each of the Series 2003-1 Supplemental Indenture, the Series 2003-2 Supplemental Indenture, the Series 2005-1 Supplemental Indenture and the Series 2005-2 Supplemental Indenture is hereby amended and restated as follows:

“Business Day” means any day other than a Saturday, Sunday, holiday or other day on which banks located in New York, New York, or

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in the city in which the principal office of the Indenture Trustee or the Auction Agent is located, are authorized or permitted by law or executive order to close; provided that with respect to Auction Dates such term shall exclude April 14 and 15 and December 30 and 31 and such other dates as may be agreed to in writing by the Auction Agent, the Broker-Dealers and the Issuer.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01.  Date of Execution.  This Supplemental Indenture for convenience and for the purpose of reference is dated as of January 1, 2006.

Section 6.02.  Laws Governing.  It is the intent of the parties hereto that this Supplemental Indenture shall in all respects be governed by the laws of the State of New York.

Section 6.03.  Severability.  If any covenant, agreement, waiver or part thereof in this Supplemental Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Supplemental Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Supplemental Indenture shall be construed as if the same were not included herein.

Section 6.04.  Exhibits and Appendices.  The terms of each Exhibit and Appendix attached to this Supplemental Indenture are incorporated herein in all particulars.

Section 6.05.  Limitation of Liability of the Delaware Trustee.  It is expressly understood and agreed by the parties hereto that (a) this Supplemental Indenture is executed and delivered by the Delaware Trustee, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement; (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Delaware Trustee but is made and intended for the purpose of binding only the Issuer; and (c) under no circumstances shall the Delaware Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplemental Indenture.

ARTICLE VII

APPLICABILITY OF INDENTURE

The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Supplemental Indenture.  The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplemental Indenture to be executed by their respective Authorized Officers, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Indenture Trustee have caused this Supplemental Indenture to be dated as of the date herein above first shown.

GCO EDUCATION LOAN FUNDING TRUST-I

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee

By
Name
Title

ZIONS FIRST NATIONAL BANK, not in its individual capacity but solely as Indenture Trustee

By
David W. Bata, Vice President

[Signature Page to Series 2006-1 Supplemental Indenture of Trust]

APPENDIX A

TARGETED BALANCES FOR THE LIBOR RATE NOTES

TARGETED BALANCES FOR THE CLASS A-7L NOTES

Quarterly Distribution Date	Targeted Balance	Amount Targeted for Redemption	Quarterly Distribution Date	Targeted Balance	Amount Targeted for Redemption

11/25/2007	$83,144,000	$6,856,000	2/25/2009	$36,902,000	$10,508,000
2/25/2008	75,729,000	7,415,000	5/25/2009	26,880,000	10,022,000
5/25/2008	68,245,000	7,484,000	8/25/2009	15,446,000	11,434,000
8/25/2008	57,377,000	10,868,000	11/25/2009	1,347,000	14,099,000
11/25/2008	47,410,000	9,967,000	2/25/2010	0	1,347,000

TARGETED BALANCES FOR THE CLASS A-8L NOTES

Quarterly Distribution Date	Targeted Balance	Amount Targeted for Redemption	Quarterly Distribution Date	Targeted Balance	Amount Targeted for Redemption

2/25/2010	$357,549,000	$14,451,000	11/25/2012	$164,630,000	$18,946,000
5/25/2010	341,681,000	15,868,000	2/25/2013	145,853,000	18,777,000
8/25/2010	325,422,000	16,259,000	5/25/2013	127,221,000	18,632,000
11/25/2010	308,550,000	16,872,000	8/25/2013	107,919,000	19,302,000
2/25/2011	291,517,000	17,033,000	11/25/2013	88,235,000	19,684,000
5/25/2011	274,782,000	16,735,000	2/25/2014	68,467,000	19,768,000
8/25/2011	257,125,000	17,657,000	5/25/2014	49,247,000	19,220,000
11/25/2011	239,096,000	18,029,000	8/25/2014	29,727,000	19,520,000
2/25/2012	220,672,000	18,424,000	11/25/2014	9,790,000	19,937,000
5/25/2012	202,270,000	18,402,000	2/25/2015	0	9,790,000
8/25/2012	183,576,000	18,694,000

TARGETED BALANCES FOR THE CLASS A-9L NOTES

Quarterly Distribution Date	Targeted Balance	Amount Targeted for Redemption	Quarterly Distribution Date	Targeted Balance	Amount Targeted for Redemption

2/25/2015	$132,483,000	$10,517,000	2/25/2016	$53,000,000	$19,295,000
5/25/2015	112,448,000	20,035,000	5/25/2016	34,591,000	18,409,000
8/25/2015	92,182,000	20,266,000	8/25/2016	16,276,000	18,315,000
11/25/2015	72,295,000	19,887,000	11/25/2016	0	16,276,000

TARGETED BALANCES FOR THE CLASS A-10L NOTES

Quarterly Distribution Date	Targeted Balance	Amount Targeted for Redemption	Quarterly Distribution Date	Targeted Balance	Amount Targeted for Redemption

11/25/2016	$233,394,000	$606,000	2/25/2018	$86,418,000	$32,365,000
2/25/2017	215,840,000	17,554,000	5/25/2018	55,465,000	30,953,000
5/25/2017	185,892,000	29,948,000	8/25/2018	25,036,000	30,429,000
8/25/2017	151,937,000	33,955,000	11/25/2018	0	25,036,000
11/25/2017	118,783,000	33,154,000

TARGETED BALANCES FOR THE CLASS A-11L NOTES

Quarterly Distribution Date	Targeted Balance	Amount Targeted for Redemption	Quarterly Distribution Date	Targeted Balance	Amount Targeted for Redemption

11/25/2018	$298,905,000	$4,695,000	8/25/2020	$112,514,000	$24,450,000
2/25/2019	269,776,000	29,129,000	11/25/2020	88,668,000	23,846,000
5/25/2019	241,953,000	27,823,000	2/25/2021	65,429,000	23,239,000
8/25/2019	214,592,000	27,361,000	5/25/2021	43,197,000	22,232,000
11/25/2019	187,892,000	26,700,000	8/25/2021	21,383,000	21,814,000
2/25/2020	161,940,000	25,952,000	11/25/2021	122,000	21,261,000
5/25/2020	136,964,000	24,976,000	2/25/2022	0	122,000

A-2

EXHIBIT A

FORM OF SENIOR LIBOR FLOATING RATE SECURITIES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED IN THE INDENTURE) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

GCO EDUCATION LOAN FUNDING TRUST-I
GCO ELF STUDENT LOAN ASSET-BACKED NOTE
SENIOR [CLASS A-7L] [CLASS A-8L] [CLASS A-9L] [CLASS A-10L] [CLASS A-11L]
LIBOR FLOATING RATE

REGISTERED NO. R-	REGISTERED $

Maturity Date	Interest Rate	Original Issue Date	CUSIP

,	LIBOR plus %	January , 2006	36156H

PRINCIPAL SUM: **	AND 00/100 DOLLARS**

NOTEHOLDER: **CEDE & CO.**

GCO EDUCATION LOAN FUNDING TRUST-I, a Delaware statutory trust organized under the laws of the State of Delaware (the “Issuer,” which term includes any successor entity under the Indenture of Trust, dated as of March 1, 2003 (as amended, the “Indenture”), among the Issuer, Zions First National Bank, as Indenture Trustee (the “Indenture Trustee,” which term includes any successor indenture trustee under the Indenture) and Zions First National Bank, as Eligible Lender Trustee, the Series 2003-1 Supplemental Indenture of Trust, dated as of March 1, 2003, between the Issuer and Indenture Trustee, the Series 2003-2 Supplemental Indenture of Trust, dated as of September 1, 2003, between the Issuer and Indenture Trustee, the Third Supplemental Indenture, dated as of December 1, 2004, between the Issuer and the Indenture Trustee, the Series 2005-1 Supplemental Indenture of Trust, dated as of March 1, 2005, between the Issuer and the Indenture Trustee, the Series 2005-2 Supplemental Indenture of Trust, dated as of November 1, 2005, between the Issuer and the Indenture Trustee), and the Series 2006-1 Supplemental Indenture, dated as of January 1, 2006 (the “Series 2006-1 Supplemental Indenture”) between the Issuer and the Indenture Trustee, for value received, hereby promises to pay to the Noteholder (stated above) or registered assigns, the Principal Sum of (stated above), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the Corporate Trust Office of the Indenture Trustee, as paying agent, Indenture Trustee, authenticating agent and registrar for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Noteholder hereof from the most recent Payment Date to which interest has been paid hereon, until the payment of said principal sum in full.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

This note shall bear interest at a LIBOR rate, as determined in the Series 2006-1 Supplemental Indenture, plus the margin specified above.

The principal of and interest on this note are payable in lawful money of the United States of America.  If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest.

Interest payable on this note shall be computed on the assumption that each year contains 360 days and actual days elapsed and rounding the resultant figure to the fifth decimal place.

This note is one of a series of notes of the Issuer designated GCO ELF Student Loan Asset-Backed Notes, Series 2006-1, [Senior Class A-7L LIBOR Floating Rate,] [Senior Class A-8L LIBOR Floating Rate] [Senior Class A-9L LIBOR Floating Rate,] [Senior Class A-10L LIBOR Floating Rate,] [Senior Class A-11L LIBOR Floating Rate,] dated the Closing Date, in the aggregate original principal amount of $               (the “Class A-[7L][8L][9L][10L][11L] Notes”) which have been authorized by the Issuer, and issued by the Issuer pursuant to the Indenture.  The Issuer is, simultaneously with the Class A-[7L][8L][9L][10L][11L], issuing $               of its GCO ELF Student Loan Asset-Backed Notes, Series 2006-1 in four other senior classes (together with the Class A-[7L][8L][9L][10L][11L] Notes, the “Series 2006-1 Notes”).  The proceeds of such notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes.  The Indenture provides for the issuance of additional notes (the “Additional Notes”) which may be secured on a parity with or subordinate to the Series 2006-1 Notes as determined by the Issuer.  The Issuer has previously issued $206,000,000 of its GCO ELF Student Loan Asset-Backed Notes, Senior Class A and $14,000,000 of its GCO ELF Student Loan Asset-Backed Notes, Subordinate Class B (collectively, the “Series 2003-1 Notes”), $192,000,000 of its GCO ELF Student Loan Asset-Backed Notes, Senior Class A and $8,000,000 of its GCO ELF Student Loan Asset-Backed Notes, Subordinate Class B (collectively, the “Series 2003-2 Notes”), $475,000,000 of its GCO ELF Student Loan Asset-Backed Notes, Senior Class A and $25,000,000 of its GCO ELF Student Loan Asset-Backed Notes, Subordinate Class B (collectively, the “Series 2005-1 Notes”) and $598,000,000 of its GCO ELF Student Loan Asset-Backed Notes, Senior Class A and $32,000,000 of its GCO ELF Student Loan Asset-Backed Notes, Subordinate Class B (collectively, the “Series 2005-2 Notes”).  The Series 2003-1 Notes, the Series 2003-2 Notes, the Series 2005-1 Notes, the Series 2005-2 Notes, the Series 2006-1 Notes and any Additional Notes are collectively referred to herein as the “Notes.”

Principal Reduction Payments.  This note shall receive reductions of principal pursuant to Principal Reduction Payments to be made on Quarterly Distribution Dates from amounts on deposit in the Redemption Account of the Acquisition Fund for such purpose in an amount up to, but not greater than, the amount needed to reduce the outstanding balance of the Class A-[7L][8L][9L][10L][11L] to its Targeted Balance set forth in Appendix A to the Series 2006-1 Supplemental Indenture for such Quarterly Distribution Date as provided in the Series 2006-1 Supplemental Indenture.

In addition, if no Senior Notes (other than Senior Notes subject to Principal Reduction Payments) remain outstanding, this note is subject to additional reductions of principal pursuant to Principal Reduction Payments to be made on Quarterly Distribution Dates from any amounts remaining on deposit in the Redemption Account of the Acquisition Fund as provided in the Series 2006-1 Supplemental Indenture.

Notice of Principal Reduction.  The Indenture Trustee shall cause notice of the payment of Principal Reduction Payments on this note to be given to the Noteholder hereof not less than two Business Days prior to each Principal Reduction Payment Date.

Optional Redemption or Purchase.  The Issuer may redeem or purchase or cause to be purchased all of the Notes on any Payment Date on which the aggregate current principal balance of all the Notes shall be less than or equal to 10% of the initial aggregate principal balance of all the Notes issued under the Indenture on the respective Closing Date, at a redemption or purchase price equal to the aggregate current principal balance of all the Notes, plus accrued interest on the Notes through the day preceding the Payment Date on which the redemption or purchase occurs.

Notice of Redemption or Purchase.  Notice of the call for redemption shall be given by the Indenture Trustee by mailing a copy of the notice at least 15 days prior to the redemption or purchase date to the Noteholders to be redeemed in whole or in part at the address of such Noteholder last showing on the registration books.  Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption or purchase of such Notes for which no such failure or defect occurs.  All Notes called for redemption or purchase will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time.

The Indenture provides that the Issuer may enter into a derivative product between the Issuer and a derivative provider (a “Reciprocal Payor”), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Reciprocal Payor, as originally executed and as amended or supplemented.  Payments due to a Reciprocal Payor from the Issuer pursuant to the applicable Derivative Product are referred to herein as “Issuer Derivative Payments,” and may be secured on a parity with any series of Notes.

The principal of and interest on the Senior Notes and any Additional Notes issued on a parity with the Senior Notes and any Issuer Derivative Payments secured on a parity with the Senior Notes are payable on a superior basis to such payments on the Subordinate Notes and any Additional Notes issued on a parity or subordinate to the Subordinate Notes; provided, however, that current principal and interest may be paid on the Subordinate Notes and any Additional Notes issued on a parity with the Subordinate Notes or subordinate to the Subordinate Notes if all principal and interest payments due and owing at such time on the Senior Notes and any Additional Notes issued on a parity with the Senior Notes and any Issuer Derivative Payments secured on a parity with the Senior Notes have been previously made or provided for as provided in the Indenture.

Reference is hereby made to the Indenture, copies of which are on file in the Corporate Trust Office of the Indenture Trustee, and to all of the provisions of which any Noteholder of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer’s student loan acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Noteholders and any Reciprocal Payor; the rights and remedies of the Noteholder hereof with respect hereto and thereto, including the limitations upon the right of a Noteholder hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture,

against the Indenture Trustee, the Delaware Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, nor against the State of Delaware, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

Subject to the restrictions specified in the Indenture, this note is transferable on the Note Register kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this note for transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Noteholder, any Note may be exchanged for other Notes in authorized denominations upon surrender of the Note to be exchanged at the Corporate Trust Office of the Indenture Trustee. Upon any such presentation for exchange, one or more new Notes of the same series, Stated Maturity, in authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Noteholder of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.  Except as otherwise permitted in the Indenture, this global note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof, as defined in the Indenture, or to a successor Securities Depository or its nominee.

The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Noteholder hereof (a) on the record date for purposes of receiving timely payment of interest hereon; (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity; and (c) for all other purposes, whether or not this note is overdue, and neither the Issuer, the Indenture Trustee, nor any such agent shall be affected by notice to the contrary.

To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the holders of the Notes then Outstanding or without the consent of any of such Noteholders (by reason of a change in the Act or Regulation or to cure ambiguities or conflicts), but such modification or alteration is not permitted to affect the maturity date, Stated Maturity, amount, Payment Date, or rate of interest on any Outstanding Notes or affect the rights of the Noteholders of less than all of the Notes Outstanding.

Any capitalized term used herein and not otherwise defined herein shall have the same meaning ascribed to such term in the herein defined Indenture unless the context shall clearly indicate otherwise.

It is hereby certified and recited that all acts and things required by the laws of the State of Delaware to happen, exist, and be performed precedent to and in the issuance of this note, and the execution of said Indenture, have happened, exist and have been performed as so required.

IN WITNESS WHEREOF, the Issuer has caused this note to be executed in its name and on its behalf by the Delaware Trustee, all as of the Original Issue Date.

GCO EDUCATION LOAN FUNDING TRUST-I

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee

By
Name
Title

CERTIFICATE OF AUTHENTICATION

This note is one of the Class A-[7L][8L][9L][10L][11L] Notes designated therein and described in the within-mentioned Indenture.

ZIONS FIRST NATIONAL BANK, as Indenture Trustee

By
, Authorized
Signatory
Authentication Date:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto            (Social Security or other identifying number            ) the within note and all rights thereunder and hereby irrevocably appoints                 attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Signed:	*

Signature Guaranteed by:

*

*NOTICE:  Signature(s) should be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.  The Assignor’s signature to this assignment must correspond with the name as it appears upon the face of the within note in every particular without alteration or any change whatever.

EXHIBIT B

SERIES 2006-1 CLOSING CASH FLOW PROJECTIONS

See Tab 75 in Closing Transcript